UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2019

Cognex Corporation

(Exact name of registrant as specified in charter)

Massachusetts	001-34218	04-2713778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts		01760-2059
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 650-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.002 per share	CGNX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On October 16, 2019, Cognex Corporation (the “Company”) issued a press release related to the acquisition of Sualab Co., Ltd. (“Sualab”). The release is furnished as Exhibit 99.1 hereto. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

On October 16, 2019, the Company announced that it had acquired Sualab, a provider of deep learning-based vision software for industrial image analysis. The acquisition was completed on October 16, 2019 for an aggregate purchase price of approximately $195 million in cash, including deferred payments of approximately $24 million that may become payable upon the fourth anniversary of the closing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 16, 2019, issued by Cognex Corporation (furnished herewith)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Dated: October 16, 2019	By:	/s/ Laura A. MacDonald
Laura A. MacDonald
Vice President and Corporate Controller